Exhibit 10.1

EQUITY EXCHANGE AGREEMENT

This Equity Exchange Agreement, dated as of January 26, 2016 (the "Agreement"), is by and between Western Graphite, Inc., a Nevada corporation currently quoted on the OTC Pink("Purchaser") and Atmosphere Global, LLC ("Seller").

WHEREAS, pursuant to the terms of this Agreement, Purchaser agrees to acquire 43 of Seller's Class B Membership Units (collectively, the "Class B Units" and each a "Class B Unit"), which Class B Units are equal to thirty percent (30%) of the total outstanding Units of the Seller on a fully diluted basis as of the date hereof in exchange for a Warrant to be issued by the Purchaser (the "Warrant") granting Seller the right to acquire common stock of Purchaser (the "Shares") equal to thirty percent (30%) of the issued and outstanding shares of common stock of the Purchaser on a fully diluted basis as of the date the Seller exercises the Warrant(the "Equity Exchange");

WHEREAS, as of the date hereof, Purchaser and Seller entered into a letter agreement (the "Letter Agreement") contemplating Purchaser's purchase of additional Class B Units of the Seller in conjunction with a capital raise initiated by Purchaser; and

NOW THEREFORE, in consideration of the mutual agreements, covenants, representations, and warranties contained in the Agreement, Purchaser and Seller agree as follows:

1.	SHARE EXCHANGE

Subject to the terms and conditions hereof, and in reliance upon the representations and warranties set forth herein, Purchaser will acquire from Seller 43 Class B Units in exchange for the Warrant. The Class B Units represent thirty percent (30%) of all Membership Units issued by Seller on a fully diluted basis as of the date hereof. The Warrant grants Seller the right to acquire thirty percent (30%) of all Shares issued by Purchaser on a fully diluted basis as of the date of exercise. The exchange of the Class B Units for the Warrant shall take place within seven (7) business days after execution of this Agreement. Upon consummation of the Equity Exchange, Purchaser shall grant to Seller an advisory board seat.

2.	PURCHASER'S OPTION

Subject to the terms and conditions hereof, and in reliance upon the representations and warranties set forth herein, Purchaser will have the option to purchase for fair market value (as defined hereinbelow) (the "Purchase Price") additional Class B Units equal to twenty five percent (25%) of the Seller's issued and outstanding Units on a fully diluted basis upon Seller's receipt of approval from the Environmental Protection Agency so that the product produced by Seller can be sold as a sanitizer in the United States (the "Purchaser's Option"). "Fair market value" is defined as the lower of the cash or offering price of the Class B Units set forth in the Letter Agreement. The Purchase Price can be paid by the issuance of additional warrants, cash or any combination thereof as agreed to in writing by Purchaser and Seller. If no agreement is reached, the Purchase Price shall be paid by the issuance of additional warrants.

3.	REDEMPTION

Subject to the terms and conditions hereof, and in reliance upon the representations and warranties set forth herein, Seller shall have the option to redeem:

(i)    all Class B Units acquired by Purchaser in the Equity Exchange and all Class B Units, if any, acquired by Purchaser pursuant to the Purchase Option set forth in Paragraph 3 (collectively, the "Redeemable Units") if Purchaser breaches any of the terms in the Letter Agreement (the "First Redemption Option");

(ii)      all of the Redeemable Units upon Seller's generating gross sales proceeds (the "Sales Proceeds Milestone") in the amount of $1,000,000.00 (the "Second Redemption Option").Upon exercising the First or Second Redemption Option, Seller shall redeem the Class B Units for an aggregate purchase price which shall be the cancellation of the Warrant (or any shares received pursuant thereto if the Warrant was exercised) received by Seller in the Equity Exchange and all the Warrants and cash, if any, received by Seller as payment by Purchaser for the Purchase Option; and

(iii)      Seller must exercise the First Redemption Option within sixty (60) days of Purchaser's material breach of any terms of the Letter Agreement and Seller must exercise the Second Redemption Option within sixty (60) days of Seller's providing written notice to Purchaser that Seller has reached the Sales Proceeds Milestone.

4.	TRANSFER AND DELIVERY

The exchange of Class B Units and the Warrant between Purchaser and Seller shall be affected by delivery of the Warrant to Seller and book entry of the Class B Units transfer in the books and records of Seller.

5.	REPRESENTATIONS AND WARRANTIES OF THE SELLER.

Seller represents and warrants to Purchaser that:

(a)    Seller has authorized the execution, delivery and performance of the Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, the Agreement shall constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b)     No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over Seller is required for the execution, delivery or performance by Seller of its obligations hereunder, including without limitation the issuance of the Class B Units.

(c)     Neither the sale of the Class B Units nor the performance of Seller's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the articles of organization, operating agreement, membership transfer agreement or other organizational documents of Seller; (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over Seller or any of its assets or properties; or (iii) the terms of any material agreement to which Seller is a party or to which any of Seller's properties is subject.

(d)    Seller has good and marketable title to the Class B Units. The Class B Units are free and clear of any security interest, lien, claim or other encumbrance or any restriction on transfer, other than those imposed by the Securities Act and any state securities laws (collectively, "Encumbrances"), and will be transferred to Purchaser free of any Encumbrance. The Class B Units are not subject to any proxy, right of first refusal, option, warrant or any other right of any Person, other than as set forth in the Operating Agreement and Membership Transfer Agreement of the Seller.

(e)      The sale of the Class B Units by Seller is not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither Seller nor any Person acting on behalf of Seller has offered or sold any of the Class B Units by any means that would be deemed a "general solicitation" under the provisions of Regulation D of the Securities Act.

(f)     Except for the representations and warranties contained above in this Section 2, Purchaser acknowledges and agrees that none of Seller or any Affiliates of Seller nor any other Person has made or makes any other express, implied or statutory representation or warranty with respect to Purchaser's acquisition of the Class B Units, including any representations or warranties as to Seller, its business, prospects, financial condition, operations or otherwise.

6.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to Seller that:

(a)  Purchaser has the legal capacity to execute and deliver the Agreement and to consummate the transactions contemplated herein.

(b)   Purchaser understands that the Class B Units are "restricted securities" under the Securities Act and have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of Purchaser contained herein.

(c)    Purchaser is familiar with the business and operations of Seller and has been given the opportunity to obtain from Seller all information that Purchaser has requested regarding its business plans, prospects, financial condition and operations. Purchaser acknowledges that Seller makes no representation or warranty to Purchaser about Seller's business, prospects, financial condition, operations or otherwise.

(d)  Purchaser is an "accredited investor" as such term is defined in Rule 50l(a) of the Securities Act and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment contemplated by the Agreement; Purchaser is able to bear the economic risk of its investment in Seller (including a complete loss of Purchaser's investment).

(e)     Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely unless the Class B Units are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such securities is qualified under applicable state securities laws or an exemption from such qualification is available.

(f) Purchaser is acquiring the Class B Units solely for Purchaser's own account for investment and not with a view toward the resale of a small portion of its ownership to various investors and consultants. All distribution shall be reflected in 8-K reporting’s. No other Person has any right with respect to or interest in the Class B Units to be purchased by Purchaser, nor has Purchaser agreed to give any Person any such interest or right in the future.

(g)    Purchaser is not purchasing the Class B Units as a result of any advertisement, article, notice or other communication regarding the Class B Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement that would be deemed a "general solicitation" under the provisions of Regulation D of the Securities Act.

(h)     Purchaser has the ability to issue the Warrants to be issued to the Seller pursuant to the Equity Exchange. Those Warrants are free and clear of any security interest, lien, claim or other encumbrance or any restriction on transfer (collectively, "Encumbrances"), and will be transferred to Purchaser free of any Encumbrances.

7.	COVENANTS OF THE PARTIES.

(a)    Further Assurances. From and after the date hereof, each party shall execute all certificates, instruments, documents or agreements and shall take any other action which such party is reasonably requested to execute or take to further effectuate the transactions contemplated hereby.

(b)     Best Efforts. Each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

(c)     Legends. Purchaser acknowledges that any Class B Units received in (a) certificated form shall be required to bear a legend reflecting the restrictions on the transfer of such Class B Units under the Securities Act; and (b) book-entry form shall be required to contain a notation regarding such Class B Units being "restricted securities" under the Securities Act.

(d)    Transfer and Encumbrances Restriction of Units. Purchaser shall not Transfer or Encumber any of the Class B Units acquired pursuant to the Equity Exchange or Purchase Option without the written consent of Seller.

8.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

The respective agreements, representations, warranties and other statements made by or on behalf of each party hereto pursuant to the Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Class B Units.

9.	MISCELLANEOUS.

(a)    Definitions. As used in the Agreement, the following terms have the respective meanings set forth below:

(i)    Affiliate: shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

(ii)     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof or other entity or organization.

(iii)       Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(iv)     Transfer: shall mean any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

(b)       Governing Law; Jurisdiction. The Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to the principles of conflicts of law. Seller and Purchaser hereby agree and consent to be subject to the jurisdiction of the state and federal courts located in the State of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 9 (d), and further agrees not to assert that such party is not subject to the jurisdiction of the above-named courts or that any action brought in such jurisdiction has been brought in an inconvenient forum or that such venue is improper.

(c)      Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6 (c).

(d)       Notices.

(i)    All communications under the Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1)    if to Purchaser, to Western Graphite, Inc., 1668 Prospect Avenue, East Meadow, NY 11554, or at such other address or facsimile number as Purchaser may have furnished Seller in writing (provided that notice of any change of address shall be effective only upon receipt thereof); and

(2)     If to Seller, to Atmosphere Global LLC, 55 West Goethe Street, Unit 1241, Chicago, IL 60610, or at such other address or facsimile number as Seller may have furnished Purchaser in writing (provided that notice of any change of address shall be effective only upon receipt thereof).

(ii)    Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(e)    Expenses. Whether or not the transactions contemplated by the Agreement are consummated, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

(f)    Assignment; Parties in Interest. Neither the Agreement nor any of the rights, interests or obligations under the Agreement may be assigned or delegated, in whole or in part, whether by operation of law (including by merger, consolidation or any similar transaction) or otherwise by any of the parties, and any such purported assignment shall be null and void ab initio. Nothing in the Agreement, express or implied, is intended to confer upon any Person other than Purchaser or Seller any rights or remedies under or by reason of the Agreement.

(g)    Entire Agreement; Amendment and Waiver. The Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties. The Agreement may be amended, and the observance of any term of the Agreement may be waived, with (and only with) the written consent of Seller and Purchaser.

(h)    Draftsmanship. Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of the Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of the Agreement.

(i)     Counterparts. The Agreement may be executed in one or more counterparts (delivery of which may occur via facsimile or as an attachment to an electronic mail message in "pdf ' or similar format), each of which when executed shall be an original, but all of which shall constitute one and the same instrument.

G)     Section Headings. The headings of the sections and subsections of the Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Date:	January 26, 2016	Date:	January 26, 2016

SELLER: ATMOSPHERE GLOBAL, LLC		PURCHASER: WESTERN GRAPHITE, INC.

By:	/s/ Shane Ormsby	By:	/s/ Jennifer Andersen
Name:	Shane Ormsby	Name:	Jennifer Andersen
President

January 26, 2016

Atmosphere Global LLC
55 West Goethe Street
Unit 1241

Chicago, IL 60610
Attn: Shane Ormsby

Re: Equity Exchange Agreement Between Western Graphite, Inc. and Atmosphere Global LLC

Dear Sir:

This side letter (the "Letter Agreement") hereby confirms that, Western Graphite, Inc. ("Purchaser") and Atmosphere Global LLC ("Seller") entered into an Equity Exchange Agreement dated as of January 26, 2016 (the "Exchange Agreement"). Within thirty days of execution of the Exchange Agreement, Purchaser shall commence efforts to raise capital for the purchase of 20 Class B Units of Seller which represents twelve percent (12%) of all units issued by Seller for a purchase price of $75,000 per Class B Unit equal to a total purchase price of $1,500,000.00 (the "Purchase Price"). The Purchase Price shall be paid in four installments as follows: (i) $370,000.00 within the earlier of six (6) months from the date of execution of the Exchange Agreement or up-listing of Purchaser into a national exchange (provide that a portion of the initial $375,000.00 required for the Seller's operating expenses shall be pre-paid in an amount and at a time mutually agreed upon by the parties); (ii) $375,000.00 within ninety (90) days of the second payment; (iii) $375,000.00 within ninety (90) days of the third payment; and (iv) $375,000.00 upon Seller's receiving approval from the Environmental Protection Agency of its product known as "Atmosphere" for use as a sanitizer. Class B Units or a portion of a Class B Unit shall be issued by Seller to Purchaser upon receipt of payment therefore for a price of $75,000 per Class B Unit.

In the event that Purchaser is unable to raise the capital necessary to pay the Purchase Price per the terms specified in this Letter Agreement, Seller reserves the right to redeem Class B Units equal to thirty percent (30%) of Seller's issued and outstanding units at a price equal to thirty percent (30%) of Purchaser's common stock. The Seller shall have sixty days to exercise its redemption option.

Seller has authorized the execution, delivery and performance of this Letter Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Letter Agreement shall constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Purchase has authorized the execution, delivery and performance of this Letter Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Letter Agreement shall constitute a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

The Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to the principles of conflicts of law. Seller and Purchaser hereby agree and consent to be subject to the jurisdiction of the state and federal courts located in the State of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Letter Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in this Letter Agreement and further agrees not to asse1t that such party is not subject to the jurisdiction of the above-named courts or that any action brought in such jurisdiction has been brought in an inconvenient forum or that such venue is improper.

Please acknowledge your agreement and acceptance of the terms of this letter by signing below. Thank you.

Very Truly Yours,

/s/ Jennifer Andersen
Jennifer Andersen, Chief Executive Officer Western Graphite, Inc., 1668 Prospect Avenue, East Meadow, NY 11554
Agreed and Accepted:

/s/ Shane Ormsby
Shane Ormsby, President Atmosphere Global LLC, 55 West Goethe Street Unit 1241 Chicago, IL 60610